Exhibit 10.1

TENTH AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AGREEMENT

This Tenth Amendment to Amended and Restated Revolving Credit Agreement (herein, the “Amendment”) is entered into as of July 12, 2016, by and among World Acceptance Corporation, a South Carolina corporation (the “Borrower”), Wells Fargo Bank, National Association together with the other financial institutions a party hereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A.The Borrower, the Lenders, and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of September 17, 2010, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.The Borrower has requested that the Lenders agree to make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

Now Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.Capital One.

Upon the effectiveness of this Amendment, (a) Borrower shall repay all amounts owing to Capital One, National Association (“Capital One”) under the Credit Agreement ($__________), (b) Capital One shall cease to be a Lender under the Credit Agreement and Loan Documents, (c) Capital One shall have relinquished its rights (other than rights to indemnification referred to in the Credit Agreement) and be released from its obligations as a Lender under the Credit Agreement and (d) each remaining Lender’s portion of the outstanding Obligations shall be reflective of, and in accordance with, each such Lender’s Commitment Percentage of the Obligations as calculated by the terms of the Credit Agreement (as amended hereby).

Section 2.Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:
2.1The following new Section 2.14 is added to the Credit Agreement (Accordion Facility):

Section 2.14    Accordion Facility. Subject to the terms and conditions set forth herein below, the Borrower shall have a right at any time to increase the aggregate amount of the Commitment (the “Accordion Increase”) in an amount acceptable to the Administrative Agent in its commercially reasonable discretion; provided, however, that the aggregate amount of the Accordion Increase shall not result in the aggregate amount of the Commitment to exceed $500,000,000. The following additional terms and conditions shall apply to the Accordion Increase:
(a)the Accordion Increase shall constitute additional Obligations and shall be secured and guaranteed with the other Obligations on a pari passu basis by the Collateral;

(b)the Borrower shall execute a new Note in favor of any new Lender or any existing Lender whose Commitment is increased, as well as any other legal documentation and modification documents reasonably requested by the Administrative Agent to consummate the Accordion Increase;

(c)unless otherwise provided by the Administrative Agent, the Accordion Increase shall be subject to the same terms (including interest rate and maturity date) as the existing Loan;

(d)all documents, organizational documents and other documents evidencing and contemplated by the Accordion Increase shall be in form and substance reasonably acceptable to the Administrative Agent and the Borrower;

(e)the Borrower shall have delivered all due diligence materials and other deliverables reasonably requested by the Administrative Agent;

(f)no Default or Event of Default shall have occurred that has not been waived by Lenders pursuant to the terms hereof;

(g)the Administrative Agent shall have received from the Borrower updated financial statements and projections and a certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, after giving effect to the Accordion Increase on a pro forma basis, the Borrower will be in compliance with all financial covenants set forth herein;

(h)the Accordion Increase shall be subject to the ability of the Administrative Agent to syndicate the Accordion Increase and/or encourage the Lender(s) to increase their Commitment(s), using Administrative Agent’s reasonable efforts in light of then-current market conditions;

(i)the Borrower shall have paid any fees owing to the lender(s) participating in the Accordion Increase; provided, however, any existing Lender participating in an Accordion Increase effective on or after March 31, 2017 with a Commitment to be decreased on March 31, 2017 in accordance with Schedule 1.1 of this Agreement (including any such existing Lender who participates by electing not to decrease its Commitment on such date) shall be entitled to a fee equal to 20 basis points on the portion of the Accordion Increase up to its Commitment as of June 30, 2016; and

(j)    the Administrative Agent shall have received such other due diligence and credit committee approvals as it may require with results satisfactory to the Administrative Agent in its sole and absolute discretion.
Participation in the Accordion Increase shall be offered first to each of the existing Lenders in an amount equal to each Lender’s Commitment Percentage of the Accordion Increase, but no such Lender shall have any obligation to provide all or any portion of the Accordion Increase. If the amount of the Accordion Increase requested by the Borrower shall exceed the Commitments which the existing Lenders are willing to provide with respect to the Accordion Increase, then the Administrative Agent may invite other banks or lending institutions acceptable to the Administrative Agent and the Borrower to join this Agreement as Lenders hereunder for the portion of such Accordion Increase not provided by the existing Lenders; provided, however, that such other banks, or financial institutions shall enter into such joinder agreements to give effect thereto as the Administrative Agent and the Borrower may reasonably request. The Administrative Agent is authorized to enter into, on behalf of Lenders, any amendment to this Agreement or any other

Loan Document as may be necessary to incorporate the terms of the Accordion Increase in accordance with the terms hereof.
2.2The following definitions in Section 5.1 of the Credit Agreement (Definitions) shall be amended and restated as follows:

“Commitment" means, as to any Lender, the obligation of such Lender to make Loans under the Revolving Credit in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 attached hereto and made a part hereof, as such Commitments may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.9 hereof). The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate (a) $460,000,000 commencing July 12, 2016 and continuing through and including March 30, 2017 and (c) $370,000,000 commencing March 31, 2017 and thereafter (subject in each case to any reductions of the Commitments pursuant to Section 2.9 or any increases of the Commitments pursuant to Section 2.14).

“Restricted Subsidiary” means the Insurance Subsidiary, if any, and any other Subsidiary (a) which is organized under the laws of the United States or any State thereof, (b) which conducts substantially all of its business and has substantially all of its assets within the United States, and (c) of which 100% (by number of votes) of the Voting Stock is owned by the Borrower and/or one or more Restricted Subsidiaries. Notwithstanding clauses (a), (b) and (c) above, “Restricted Subsidiary” shall include all Subsidiaries (including those organized under the laws of Mexico) solely for purposes of Section 8.20(a), Section 8.20(b) and Section 8.20(c) and for purposes of calculating financial convenants in Section 8.7, Section 8.8 and Section 8.10 (and the definitions related thereto).

“Termination Date” means June 15, 2018, or such earlier date on which the Commitments are terminated in whole pursuant to Sections 2.9, 9.3 or 9.4 hereof.

2.3The following clause (m) is added to the Consolidated Adjusted Net Income definition in Section 5.1 of the Credit Agreement:

(m)    the excess, if any, of (A) net charge‑offs of the Borrower and its Restricted Subsidiaries over the twelve‑month period ending with such date over (B) provision for loan losses of the Borrower and its Restricted Subsidiaries over the twelve-month period ending with such date.
2.4Section 8.7 of the Credit Agreement (Consolidated Net Worth) shall be amended and restated as follows:

Section 8.7    Consolidated Net Worth. The Borrower will at all times keep and maintain Consolidated Net Worth at an amount not less than the Minimum Net Worth. For purposes of this Section, “Minimum Net Worth” shall be (a) $265,000,000 through and including June 29, 2016 and (b) $330,000,000 thereafter (such amount to be increased on an annual basis upon the Administrative Agent’s receipt of the Borrower’s annual audited financial statements by an amount equal to 50% of the Borrowers’ Consolidated Net Income for the prior fiscal year).
2.5Section 8.8(b) of the Credit Agreement (Loan Loss Reserves) shall be amended and restated as follows:

(b)    Loan Loss Reserves. As of the end of each fiscal quarter, provision for loan losses of the Borrower and its Restricted Subsidiaries for the

four fiscal quarters then ending shall equal or exceed the net loan charge off for the corresponding period; provided, the failure to comply with this Section 8.8(b) shall not, in itself, constitute an Event of Default so long as such shortfalls are deducted in the determination of the Consolidated Adjusted Net Income.

2.6Schedule 1.1 of the Credit Agreement (Commitments) shall be amended and restated in its entirety to read as set forth on Schedule 1.1 attached hereto and made a part hereof.

Section 3.Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date on which the following conditions precedent have been satisfied being referred to herein as the “Effective Date”):
3.1The Borrower and the Lenders, shall have executed and delivered this Amendment to the Administrative Agent.

3.2The Restricted Subsidiaries parties to the Subsidiary Guaranty Agreement shall have executed and delivered to the Administrative Agent their consent to this Amendment in the form set forth below.

3.3The Borrower shall have paid to Administrative Agent the non-refundable fee in the amount and for the account of the Lenders as set forth on Schedule A attached hereto, which fees shall be fully earned by such Lenders upon the effectiveness of this Amendment.

3.4Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 4.Representations.

In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent, the Collateral Agent, and the Lenders that as of the date hereof, (a) the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct (except that the representations contained in Section 6.6 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent) and (b) the Borrower and the Guarantors are in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists or shall result after giving effect to this Amendment.
Section 5.Miscellaneous.

5.1    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.2    The Borrower heretofore executed and delivered, among other things, the Company Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein secure the payment and performance of the Obligations under the Credit Agreement as amended hereby, which are entitled to all of the benefits and privileges set forth therein. Without limiting the foregoing, the Borrower acknowledges that the “Secured Indebtedness” as defined in, and secured by the Collateral pursuant to, the Company Security Agreement shall be deemed amended to include all “Obligations” as defined in the Credit Agreement as amended hereby.

5.3    The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Administrative Agent.

5.4     This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of a Portable Document Format File (also known as an “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois (without regard to principles of conflicts of laws).

[SIGNATURE PAGE TO FOLLOW]

This Amendment is entered into as of the date and year first above written.

WORLD ACCEPTANCE CORPORATION
By	/s/ Janet Lewis Matricciani
Janet Lewis Matricciani Chief Executive Officer

Accepted and agreed to:

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender and as Administrative Agent and Collateral Agent
By	/s/ William M. Laird
William M. Laird, Senior Vice President

BANK OF AMERICA, N.A.
By	/s/ Bruce Jenks
Name: Bruce Jenks Title: Senior Vice President

BANK OF MONTREAL
By	/s/ Michael S. Cameli
Name: Michael S. Cameli Title: Director

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION
By	/s/ Stephanie Bowman
Name: Stephanie Bowman Title: Senior Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION
By	/s/ Micah Dickey
Name: Micah Dickey Title: Vice President

Acknowledgment and Consent
Each of the undersigned is a Restricted Subsidiary of World Acceptance Corporation who has executed and delivered to the Collateral Agent, the Administrative Agent, and the Lenders the Subsidiary Guaranty Agreement and the Subsidiary Security Agreement. Each of the undersigned hereby acknowledges and consents to the Ninth Amendment to Amended and Restated Revolving Credit Agreement set forth above and confirms that the Loan Documents executed by it, and all of its obligations thereunder, remain in full force and effect, and that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement after giving effect to the Amendment.

Dated as of July 12, 2016.

[Signature Page to Acknowledgment and Consent to Follow]

Each of the undersigned acknowledges that the Collateral Agent, the Administrative Agent, and the Lenders are relying on the foregoing in entering into the Ninth Amendment to Amended and Restated Revolving Credit Agreement set forth above.

Dated as of July 12, 2016.
World Acceptance Corporation of Alabama
World Acceptance Corporation of Missouri
World Finance Corporation of Georgia
World Finance Corporation of Louisiana
World Acceptance Corporation of Oklahoma, Inc.
World Finance Company of South Carolina, LLC
World Finance Corporation of Tennessee
WFC of South Carolina, Inc.
World Finance Corporation of Illinois
World Finance Corporation of New Mexico
World Finance Company of Kentucky LLC
World Finance Corporation of Colorado
World Finance Corporation of Wisconsin
WFC Services, Inc.
World Finance Corporation of Texas
World Finance Company of Indiana, LLC
World Finance Company of Mississippi, LLC
World Finance Company of Idaho, LLC

By	/s/ Janet Lewis Matricciani
Janet Lewis Matricciani Chief Executive Officer

WFC Limited Partnership

By WFC of South Carolina, Inc.,
as sole general partner

By	/s/ Janet Lewis Matricciani
Janet Lewis Matricciani Chief Executive Officer

Schedule 1.1

Commitments

July 12, 2016 continuing through and including March 30, 2017

Name of Lender	Commitments	Commitment Percentage
Wells Fargo Bank, National Association	$165,000,000	35.87%
Bank of Montreal	$105,000,000	22.83%
Bank of America, N.A.	$130,000,000	28.26%
Texas Capital Bank, National Association	$25,000,000	5.43%
First Tennessee Bank National Association	$35,000,000	7.61%
Total	$460,000,000

March 31, 2017 and thereafter

Name of Lender	Commitments	Commitment Percentage
Wells Fargo Bank, National Association	$130,000,000	35.14%
Bank of Montreal	$85,000,000	22.97%
Bank of America, N.A.	$105,000,000	28.38%
Texas Capital Bank, National Association	$20,000,000	5.41%
First Tennessee Bank National Association	$30,000,000	8.11%
Total	$370,000,000